                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):         March 7, 1996
                                                          -------------


                            COPLEY PROPERTIES, INC.
                            -----------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


         1-8927                                         04-2866555
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   (Commission File Number)                  (IRS Employer Identification No.)


   399 Boylston Street, Boston, MA                              02116
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   (Address of principal executive offices)                   (Zip Code)


                                (617) 578-1200
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              Registrant's Telephone Number, Including Area Code


                                Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.
         ------------

     On February 12, 1996, Copley Properties, Inc. ("Copley") and EastGroup Properties ("EastGroup") entered into a merger agreement (the "Agreement") whereby (i) Copley will merge with and into EastGroup, (ii) the separate corporate existence of Copley will cease and (iii) EastGroup will become the surviving corporation (the "Merger"). Under the terms of the Agreement, each share of Copley's common stock will be converted into shares of beneficial interest of EastGroup with a value of $15.60 (subject to certain limitations). The Agreement also provides, however, that if Copley sells its interest in University Business Center Associates ("UBC") to Copley's joint venture partner prior to the closing of the Merger, the proceeds from the sale of the interest in UBC equal to $3.60 per share will be distributed to Copley's stockholders prior to the Merger and each share of Copley's common stock will be converted into EastGroup shares of beneficial interest with a value of $12.00 (subject to certain limitations).

     On March 7, 1996, Copley was notified by its joint venture partner in UBC that the joint venture partner has elected not to exercise its option to purchase Copley's interest in UBC.

     The value at which each share of Copley's common stock will be converted into EastGroup shares of beneficial interest is subject to adjustment in the event certain other cash distributions are made to Copley stockholders prior to the effective date of the Merger.


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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 1996                  COPLEY PROPERTIES, INC.
                                       (Registrant)



                                       By: /s/ Mary L. Lentz
                                           -------------------------
                                           Mary L. Lentz
                                           Chief Operating Officer



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